EXHIBIT 21

Subsidiaries of Xerox Holdings Corporation
The following companies listed below under the Xerox Holdings Corporation name are subsidiaries of Xerox Holdings Corporation as of December 31, 2024. The companies listed below the Xerox Corporation name are subsidiaries of Xerox Corporation as of December 31, 2024.
Unless otherwise noted, a subsidiary is a company in which Xerox Holdings Corporation or a direct or indirect subsidiary of Xerox Holdings Corporation, or Xerox Corporation or a direct or indirect subsidiary of Xerox Corporation, as the case may be, holds 50% or more of the voting stock. The names of other subsidiaries have been omitted as they would not, if considered in the aggregate as a single subsidiary, constitute a significant subsidiary:

Xerox Holdings Corporation	New York
Sunshine Subsidiary Corp	Delaware
XHC Acquisition Corp.	Delaware
Xerox Ventures LLC	Delaware
Xerox Ventures Fund I, LLC	Delaware
Xerox Corporation	New York
Alloy Acquisitions Corp. LLC	Delaware
American Photocopy Equipment Company of Pittsburgh, LLC	Delaware
Xerox Business Solutions Southeast, LLC	Alabama
GDP Technologies, Inc.	Georgia
Stewart of Alabama, Inc.	Alabama
Capitol Office Solutions, LLC	Delaware
CareAR Holdings LLC	Delaware
CareAR, Inc.	Delaware
MagicLens Inc.	Delaware
DocuShare LLC	Delaware
XMPie Inc.	Delaware
XMPie, Ltd.	Israel
Eloque Investor LLC	Delaware
Metawave Corporation	Delaware
Thin Films Electronics ASA	Norway
Xerox Business Solutions, LLC	Delaware
Carr Business Systems, Inc.	New York
Chicago Office Technology Group, Inc.	Illinois
ImageQuest, Inc.	Kansas
Minnesota Office Technology Group, Inc.	Minnesota
ComDoc, Inc.	Ohio
MT Business Holdings, Inc.	Ohio
MT Business Technologies, Inc.	Ohio
Connecticut Business Systems, LLC	Delaware
Competitive Computing, Inc.	Vermont
Conway Technology Group, LLC	New Hampshire
Xerox Business Solutions Northeast, Inc.	Massachusetts
Eastern Managed Print Network, LLC	New York
Northeast Office Systems, LLC	Massachusetts
CTX Business Solutions, Inc.	Oregon
Dahill Office Technology Corporation	Texas
Arizona Office Technologies, Inc.	Arizona
Electronic Systems, Inc.	Virginia
Carolina Office Systems, Inc.	South Carolina
G-Five, Inc.	South Carolina
Integrity One Technologies, Inc.	Indiana
Lewan & Associates, Inc.	Colorado
LRI, LLC	Iowa

EXHIBIT 21

Merizon Group Incorporated	Wisconsin
Michigan Office Solutions, Inc.	Michigan
Mr. Copy, Inc.	California
Elan Marketing, Inc.	Nevada
Inland Business Machines, Inc.	California
MCP of California II, Inc.	California
MRC Smart Technology Solutions, Inc.	California
Rabbit Copiers, Inc.	California
Precision Copier Service, Inc.	Nevada
SoCal Office Technologies, Inc.	California
Zoom Imaging Solutions, Inc.	California
MWB Copy Products, Inc.	California
Quality Business Systems, Inc.	Washington
Boise Office Equipment, Inc.	Idaho
R. K. Dixon Company	Iowa
Saxon Business Systems, Inc.	Florida
Zeno Office Solutions, Inc.	Florida
FITTLE LLC	Delaware
Gyricon, LLC	Delaware
ITsavvy Acquisition Company, Inc.	Delaware
ITsavvy LLC	Illinois
Institute for Research on Learning	Delaware
NewField Information Technology LLC	Pennsylvania
Pacific Services and Development Corporation	Delaware
Powerland Computers Ltd.	Canada
Stewart Business Systems, LLC	New Jersey
Heritage Business Systems, Inc.	New Jersey
The Xerox Foundation	Delaware
Xerox Capital LLC	Turks & Caicos Islands
Xerox DNHC LLC	Delaware
Xerox Equipment Limited	Bermuda
Xerox Financial Services LLC	Delaware
XFS Secured Borrowing 2020-1 LLC	Delaware
Xerox Financial Services Holdings LLC	Delaware
Xerox Financial Services International Limited	United Kingdom
Xerox Financial Services Canada Holdings Limited	United Kingdom
Xerox Foreign Sales Corporation	Barbados
Xerox Health Care LLC	Delaware
Xerox Holdings, Inc.	Delaware
Talegen Holdings, Inc.	Delaware
Xerox Investments Europe B.V.	Netherlands
Saudi Xerox Trading Company	Saudi Arabia
Xerox Equipment UK Limited	United Kingdom
Xerox Holdings (Ireland) Limited	Ireland
Xerox (Europe) Limited	Ireland
Xerox Xf Holdings (Ireland) DAC	Ireland
Xerox Israel Ltd.	Israel
Xerox Middle East Investments (Bermuda) Limited	Bermuda
Bessemer Insurance Limited	Bermuda
Reprographics Egypt Limited	Egypt
Xerox Egypt S.A.E.	Egypt
Xerox Finance Leasing S.A.E.	Egypt
Xerox Maroc S.A.	Morocco
Xerox Products UK Limited	United Kingdom
Xerox UK Holdings Limited	United Kingdom

EXHIBIT 21

Triton Business Finance Limited	United Kingdom
Xerox Trading Enterprises Limited	United Kingdom
Xerox Overseas Holdings Limited	United Kingdom
Xerox Business Equipment Limited	United Kingdom
Xerox Computer Services Limited	United Kingdom
Xerox Mailing Systems Limited	United Kingdom
Xerox Limited	United Kingdom
Continua Limited	United Kingdom
Continua Sanctum Limited	United Kingdom
The Xerox (UK) Trust	United Kingdom
Xerox AS	Norway
Xerox Austria GmbH	Austria
Xerox Leasing GmbH	Austria
Xerox Business Services Bulgaria EOOD	Bulgaria
Xerox Canada Inc.	Ontario
Xerox Canada Ltd.	Canada
2409835 Alberta ULC	Canada
Xerox Canada I Limited Partnership	Canada
Xerox Business Solutions Canada ULC	Canada
LaserNetworks Inc.	Canada
FITTLE Canada Financial Services ULC	Canada
Xerox Financial Services Finland Oy	Finland
Xerox Italia Rental Services Srl	Italy
Xerox Finance Limited	United Kingdom
Xerox Financial Services Denmark A/S	Denmark
Xerox Financial Services B.V.	Netherlands
Veenman Financial Services B.V.	Netherlands
Xerox Financial Services Sverige AB	Sweden
Xerox Financial Services Belux BV	Belgium
Xerox Renting SLU	Spain
CREDITEX Aluguer de Equipamentos Lda.	Portugal
Xerox Finance GmbH	Switzerland
Xerox Capital (Europe) Limited	United Kingdom
Xerox IBS NI Limited	Northern Ireland
Xerox IBS Limited	Republic of Ireland
Xerox (Ireland) Limited	Ireland
Xerox AG	Switzerland
Xerox A/S	Denmark
Xerox Manufacturing (Nederland) B.V.	Netherlands
Xerox (Nederland) BV	Netherlands
Xerox Sverige AB	Sweden
Xerox (UK) Limited	United Kingdom
Go Inspire Group Limited	United Kingdom
GI Insight Limited (Dormant)*	United Kingdom
GI Red Limited (Dormant)*	United Kingdom
GI Solutions Holdings Limited*	United Kingdom
GI Solutions Group Limited	United Kingdom
GI Insight Limited (Dormant)*	United Kingdom
Eclipse Web Limited*	United Kingdom
Eclipse (Kettering) Limited*	United Kingdom
Eclipse Colour Print Limited	United Kingdom
4DMI Limited*	United Kingdom
4DM Holdings Limited*	United Kingdom
4DM Group Limited*	United Kingdom
DL Marketing (Direct Link) Limited	United Kingdom

EXHIBIT 21

Eclipse 4DM Limited (Dormant)*	United Kingdom
Go Inspire Limited (Dormant)*	United Kingdom
Altodigital Networks Limited	United Kingdom
Platinum Digital Print Solutions Limited	United Kingdom
Arena Group Holdings Limited	United Kingdom
Advanced Group Holdings Limited	United Kingdom
Advanced Business Equipment Limited	United Kingdom
Acorn Business Machines (Holmfirth) Limited	United Kingdom
Altodigital Networks Limited	United Kingdom
Platinum Digital Print Solutions Limited	United Kingdom
Arena Group Limited	United Kingdom
Concept Group Limited	Scotland
Copytrend Limited	United Kingdom
Docucentric Holdings Limited	United Kingdom
Business Systems (North Wales) Limited	United Kingdom
B 2 Business Systems Limited	United Kingdom
Fovia (Innovation) Limited	United Kingdom
ITEC Connect Limited	United Kingdom
Citrus Digital Limited	United Kingdom
Copyrite Business Solutions (Holdings) Limited	United Kingdom
Criterion IT Limited	United Kingdom
Copyrite Business Solutions Limited	United Kingdom
A B S Digital Limited	United Kingdom
Osprey Business Systems Limited	United Kingdom
Quilver Business Services Limited	United Kingdom
Mail A Doc Limited	United Kingdom
Reflex Digital Solutions (UK) Limited	United Kingdom
Stem Networks Limited	United Kingdom
Back2Business Limited	United Kingdom
Time Business Systems Limited	United Kingdom
Una-Stem Limited	United Kingdom
M & S Reprographics Limited	United Kingdom
Mitral Systems Limited	United Kingdom
Bessemer Trust Limited	United Kingdom
Text Comm Limited (in receivership)	United Kingdom
Xerox Distributor Operations Limited	United Kingdom
XEROX CZECH REPUBLIC s r.o.	Czech Republic
Xerox Espana, S.A.U.	Spain
Xerox Exports Limited	United Kingdom
Xerox Financial Services Norway AS	Norway
Xerox Hellas AEE	Greece
Xerox Holding Deutschland GmbH	Germany
Xerox GmbH	Germany
Xerox Dienstleistungsgesellschaft GmbH	Germany
Xerox Leasing Deutschland GmbH	Germany
Xerox India Limited	India
Xerox Kazakhstan Limited Liability Partnership	Kazakhstan
Xerox N.V.	Belgium
Xerox Luxembourg SA	Luxembourg
Xerox Oy	Finland
Xerox Pensions Limited	United Kingdom
Xerox Polska Sp. z o. o	Poland
Xerox Portugal Equipamentos de Escritorio, Limitada	Portugal
Xerox Professional Services Limited	United Kingdom
Xerox (Romania) Echipamente si Servicii S.A.	Romania

EXHIBIT 21

Xerox S.A.S.	France
Xerox Financial Services SAS	France
Xerox Technology Services SAS	France
Xerox Comércio e Indústria Ltda	Brazil
Xerox Shared Services Romania SRL	Romania
Xerox S.p.A.	Italy
Xerox (Ukraine) Ltd LLC	Ukraine
Xerox XHB Limited	Bermuda
Xerox XIB Limited	Bermuda
XRO Limited	United Kingdom
Nemo (AKS) Limited	United Kingdom
XRI Limited	United Kingdom
RRXH Limited	United Kingdom
RRXO Limited	United Kingdom
RRXIL Limited	United Kingdom
Veenman B.V.	Netherlands
Xerox Latinamerican Holdings, Inc.	Delaware
Xerox Mexicana, S.A. de C.V.	Mexico
Xerox Overseas, Inc.	Delaware
XC Asia LLC	Delaware
Xerox Foreign Holdings LLC	Delaware
Xerox Canada N.S. ULC	Canada
Xerox Servicios Compartidos Guatemala, y Compañí Limitada	Guatemala
XC Global Trading B.V.	Netherlands
XC Trading Singapore Pte Ltd.	Singapore
Xerox Technology Services India LLP	India
XC Trading Hong Kong Limited	Hong Kong
XC Trading Japan G.K.	Japan
XC Trading Malaysia Sdn. Bhd.	Malaysia
XC Trading Shenzhen Co., Ltd.	China
Xerox Realty Corporation	Delaware
Xerox Trinidad Limited	Trinidad
XESystems Foreign Sales Corporation	Barbados